Exhibit 3.2

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “REGADO BIOSCIENCES, INC.”, CHANGING ITS NAME FROM “REGADO BIOSCIENCES, INC.” TO “TOBIRA THERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE FOURTH DAY OF MAY, A.D. 2015, AT 4:02 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations Delivered 03:54 PM 05/04/2015 FILED 04:02 PM 05/04/2015 SRV 150609230 - 3471217 FILE

CERTIFICATE OF AMENDMENT

OF

SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

REGADO BIOSCIENCES, INC.

Regado Biosciences, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Regado Biosciences, Inc. The Corporation was incorporated under the name “Quartet Biosciences, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 19, 2001. The Seventh Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on May 4, 2015 (the “Restated Certificate”).

2. The text of Article I of the Restated Certificate is hereby amended and restated in its entirety as follows:

“ARTICLE I

The name of the Corporation is Tobira Therapeutics, Inc. (the “Corporation”).”

3. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

4. This Certificate of Amendment and the amendment to the Restated Certificate effected hereby shall be effective immediately upon filing.

[Signature Page Follows]

Regado Biosciences, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 4th day of May, 2015.

REGADO BIOSCIENCES, INC.

Signature:	/s/ Laurent Fischer
Print Name:	Laurent Fischer, M.D.
Title:	Chief Executive Officer